Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Acacia Communications, Inc. (the “Company”) for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John F. Gavin, as Chief Financial Officer of the Company, hereby certifies, as of the date hereof, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Acacia Communications, Inc.

Date: February 21, 2019	By:	/s/ John F. Gavin
John F. Gavin
Chief Financial Officer